Exhibit 99.2

Announcement

Compliance with Therapeutics Goods Act (Australia)

BOSTON, Massachusetts, United States, and SYDNEY, Australia – 14 September 2016 AEST.

GI Dynamics Inc. (ASX:GID) (the Company), a medical device company that provides an innovative treatment for type 2 diabetes and obesity, announced that it had received email correspondence from the Australian Therapeutic Goods Administration (TGA) indicating that the inclusion of the EndoBarrier device on the Australian Register of Therapeutic Goods (ARTG) may be cancelled.

The Company now wishes to advise that it has received formal notification from the TGA of the cancellation of the EndoBarrier device’s inclusion on the ARTG taking effect on 12 October 2016. As a result, with effect from 12 October 2016, the Company will not be permitted to supply the EndoBarrier device in Australia.

The Company has the right to request a reconsideration of this decision and is currently considering whether to pursue this course of action.

About GI Dynamics

GI Dynamics, Inc. (ASX: GID) is the developer of EndoBarrier®, the first endoscopically delivered device therapy approved for the treatment of type 2 diabetes and obesity. EndoBarrier is approved and commercially available in multiple countries outside the United States. EndoBarrier is not approved for sale in the United States and is limited by federal law to investigational use only in the United States. Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information, please visit www.gidynamics.com.

Forward-Looking Statements

This announcement contains forward-looking statements concerning: our development and commercialization plans; our potential revenues and revenue growth, costs, excess inventory, profitability and financial performance; our ability to obtain reimbursement for our products; our clinical trials, and associated regulatory submissions and approvals; the number and location of commercial centers offering the EndoBarrier; and our intellectual property position. These forward-looking statements are based on the current estimates and expectations of future events by the management of GI Dynamics, Inc. as of the date of this announcement and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the consequences of terminating the ENDO Trial and the possibility that future clinical trials will not be successful or confirm earlier results; risks associated with obtaining funding from third parties; risks relating to the timing and costs of clinical trials, the timing of regulatory submissions, the timing, receipt and maintenance of regulatory approvals, the timing and amount of other expenses, and the timing and extent of third-party reimbursement; risks associated with commercial product sales, including product performance; competition; risks related to market acceptance of products; intellectual property risks; risks related to excess inventory; risks related to assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches, future financial results and other factors

www.gidynamics.com

US OFFICE & HEADQUARTERS:	355 Congress Street, Boston MA 02210	T +1 (781) 357-3300
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany	T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000	T +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. - ASX Announcement	Page 2

including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Investor relations	Media relations
United States: Jim Murphy CFO and Company Secretary +1 (781) 357-3281	United States/Europe/Australia: investor@gidynamics.com +1 (781) 357-3250

www.gidynamics.com

US OFFICE & HEADQUARTERS:	355 Congress St, Boston MA 02210	T: +1 (781) 357-3300
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany	T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000	T: +61 2 9325 9046

GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388